                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                 WITH RESPECT TO
                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2013
                          ISSUED ON SEPTEMBER 29, 2003
                    CUSIP NOS.  816661 AA 0 AND U81625 AA 0
                                       OF
                          SEMINIS VEGETABLE SEEDS, INC.



        This form must be used by a holder of unregistered 10 1/4% Senior Subordinated Notes due 2013 issued on September 29, 2003 and the related guarantees (the "Outstanding Notes") of Seminis Vegetable Seeds, Inc. (the "Company"), Seminis, Inc. (the "Parent"), Petoseed International, Inc. ("Petoseed"), PGI Alfalfa, Inc. ("PGI") and Baxter Seed Co., Inc. ("Baxter", together with the Parent, Petoseed and PGI, the "Guarantors"), who wishes to tender Outstanding Notes to the Exchange Agent in exchange for 10 1/4% Senior Subordinated Notes due 2013 and the related guarantees (the "New Notes"),which have been registered under the Securities Act of 1933, as amended, pursuant to the guaranteed delivery procedures described in "The Exchange Offer - Guaranteed Delivery Procedures" of the Prospectus, dated ___________, 2004 (the "Prospectus"), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2004 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                               The Exchange Agent:

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

By Mail, Hand Delivery or Overnight Courier:       By Facsimile Transmission:

   Wells Fargo Bank, National Association               (213) 614-3355
               MAC E2818-176                       Attention: Corporate Trust
                 17th Floor                              Administration
             707 Wilshire Blvd.
           Los Angeles, CA 90017                      Confirm by Telephone
                                                         (213) 614-3349

                      FOR INFORMATION CALL: (213) 614-3349

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY AND IN THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL ARE COMPLETED.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

        The undersigned understands that tenders of Outstanding Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

        The undersigned hereby tenders the Outstanding Notes listed below:

      Certificate Number(s) (If
        Known) of Outstanding
       Notes or if Outstanding
      Notes will be Delivered by
      Book-Entry Transfer at the
      Depository Trust Company,              Aggregate Principal Amount           Aggregate Principal
          Insert Account No.                        Represented                     Amount Tendered
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
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


                            PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:  Date:
                                                                  -------------
----------------------------------------------

----------------------------------------------

Name of Registered Holder(s):                                  Address:

------------------------------------------       ------------------------------

------------------------------------------       ------------------------------

------------------------------------------       ------------------------------

                                                 Area Code and Telephone No.:

                                                 ------------------------------

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as the name(s) appear(s) on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s): ______________________________________________________________________
         ______________________________________________________________________

Capacity (Full Title): ________________________________________________________

Address(es):___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of a recognized signature guarantee medallion program and is an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Depository Trust Company pursuant to the procedures described in the Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:_____________________________  ___________________________________
                                                     Authorized Signature

Address:__________________________________    Name:____________________________

        ___________________________________   Title:___________________________

Area Code and Telephone No.:________________  Date:____________________________

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company and the Guarantor of such person's authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.